Exhibit 1.1

EXECUTION COPY

$190,000,000

Unifi, Inc.

11 1/2% Senior Secured Notes due 2014

PURCHASE AGREEMENT

May 17, 2006

LEHMAN BROTHERS INC.

BANC OF AMERICA SECURITIES LLC

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Unifi, Inc., a New York corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $190,000,000 in aggregate principal amount of its 11 1/2% Senior Secured Notes due 2014 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s obligations under the Notes and the Exchange Notes (as defined below), including the due and punctual payment of interest on the Notes and the Exchange Notes, will be unconditionally guaranteed (the “Guarantees”) by the guarantors listed on Schedule II hereto (together the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Purchase and Resale of the Notes; Security. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933 (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated May 9, 2006 (the “Preliminary Offering Memorandum”), a pricing supplement substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated May 17, 2006 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, the Exchange Notes, the Guarantees and the Exchange Guarantees (as defined below). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV hereto, are collectively referred to as the “Pricing Disclosure Package.” The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in

connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 8:00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the information included under “Directors’ Compensation” and “Executive Officers and Their Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission (the “Commission”) on September 26, 2005. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”), after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

THE NOTES AND GUARANTEES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION

THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES; (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

You have advised the Company that you will make offers (the “Exempt Resales”) of the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as the (“Eligible Purchasers”).

You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers to be dated May 26, 2006 (the “Closing Date”), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Company’s 11 1/2% Senior Secured Notes due 2014 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer.”

The Notes will be secured by (a) first-priority liens and security interests, subject to permitted liens, in substantially all of the assets (other than inventory, accounts receivable, general intangibles (other than any uncertificated securities representing capital stock of any subsidiary of the Company or the Guarantors and each person in which the Company or a Guarantor has a direct interest), investment property (other than capital stock of any subsidiary of the Company or the Guarantors and each person in which the Company or a Guarantor has a direct interest), chattel paper, documents, instruments, supporting obligations, letter of credit rights, deposit accounts and other personal property, and all proceeds relating to any of the above, which secure the Credit Agreement (as defined below) on a first-priority basis) of the Company and the Guarantors (the “First Priority Collateral”), including, but not limited to, the real property, fixtures, equipment, general intangibles with respect to any uncertificated securities representing the capital stock of any subsidiary of the Company or the Guarantors and any person in which the Company or a Guarantor has a direct interest, and investment property consisting of the capital stock of each Subsidiary of the Company or the Guarantors and each other person in which the Company or a Guarantor has a direct interest, now owned or hereafter acquired by the Company and the Guarantors, in each case, other than certain excluded assets and (b) second-priority liens and security interests, subject to permitted liens, in the inventory, accounts receivable, general intangibles (other than any uncertificated securities representing capital stock of any subsidiary of the Company or the Guarantors and each person in which the Company or a Guarantor has a direct interest), investment property (other than capital stock of any subsidiary of the Company or the Guarantors and each person in which the Company or a Guarantor has a direct interest), chattel paper, documents, instruments, supporting obligations, letter of credit rights, deposit accounts and other personal property, and all proceeds relating to any of the above, which secure the Credit Agreement on a first-priority basis, now owned or hereafter acquired by the Company and the Guarantors, in each case, other than certain excluded assets (the “Second Priority Collateral” and, together with the First Priority Collateral, the “Collateral”). The Collateral shall be described in the mortgages, deeds of trust or deeds to secure the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Exchange Securities (collectively, the “Mortgages”) covering the properties listed on Schedule V hereto, in the Pledge Agreement to be dated the Closing Date (the “Pledge Agreement”), in the Account Control Agreement to be dated the Closing Date (the “Account Control Agreement”) and in the Security Agreement to be dated the Closing Date (the

“Security Agreement” and, together with the Mortgages, the Pledge Agreement and the Account Control Agreement, the “Collateral Documents”), each to be delivered to the Trustee, granting a first-priority security interest, with respect to the First Priority Collateral, and a second-priority security interest, with respect to the Second Priority Collateral, in each case, subject to permitted liens, for the benefit of the Trustee and each holder of the Notes and Exchange Notes and the successors and assigns of the foregoing. The rights of the holders of the Notes and Exchange Notes with respect to the Collateral shall be further governed by the Intercreditor Agreement to be dated the Closing Date (the “Intercreditor Agreement”) among the Company, the Guarantors, the Trustee and the agent for the lenders under the Credit Agreement.

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a United States national securities exchange registered or that are quoted in a United States automated inter-dealer quotation system.

(b) Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, required to register with the Commission as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

(c) Assuming that your representations and warranties in this Agreement are true, and you have complied with your obligations under this Agreement, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate (as defined in Rule 501 under the Securities Act) of the Company and any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act in all material respects.

(f) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors, is contemplated.

(g) The Preliminary Offering Memorandum, when taken together with the Pricing Term Sheet, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j) The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of Lehman Brothers Inc.; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule IV.

(k) The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(1) The statistical and market-related data included under the captions “Offering Memorandum Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(m) Each of the Company, the Guarantors and their respective subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule VI hereto. None of the subsidiaries of the Company (other than Unifi Manufacturing, Inc. and Unifi do Brasil (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The Company and each Guarantor has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q) The Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(r) Each Guarantor has all requisite corporate or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(s) Each Guarantor has all requisite corporate or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(t) The Company and each Guarantor has all requisite corporate and limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally, and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, in each case, except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(u) The Company and each Guarantor has all requisite corporate and limited liability company power, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(v) The Company and each Guarantor has all requisite, corporate and limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each of the Collateral Documents to the extent a party thereto and the Intercreditor Agreement. Each of the Collateral Documents and the Intercreditor Agreement have been duly authorized by the Company and each Guarantor to the extent a party thereto and, when executed and delivered by the Company and each Guarantor to the extent a party thereto in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by each of the parties thereto) will be the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally, and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that the enforceability of the Collateral Documents and the Intercreditor Agreement may be subject to the qualification that certain remedial provisions thereof are or may be unenforceable in whole or in part. Each of the Collateral Documents and the Intercreditor Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(w) The Mortgages will be effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor’s right, title and interest in the real property listed on Schedule V hereto (each, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”). When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable first-priority lien and security interest in the related Mortgaged Property constituting First Priority Collateral for the benefit of the Trustee and the holders of the Notes, subject only to the encumbrances and exceptions to title expressly permitted in the Mortgages (including those liens expressly permitted to be incurred or exist on the Collateral pursuant to the Indenture) or expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage with respect to each of the Mortgaged Properties (such encumbrances and exceptions, together with the liens and other encumbrances permitted under clause (y) of this Section 2, the “Permitted Exceptions”), except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally, and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that the enforceability of the Mortgages may be subject to the qualification that certain remedial provisions thereof are or may be unenforceable in whole or in part.

(x) The Security Agreement and the Pledge Agreement will be effective to grant a legal, valid and enforceable security interest on all of the grantor’s right, title and interest in the Collateral (other than the Mortgaged Properties), except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally, and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that the enforceability of the Security Agreement and the Pledge Agreement may be subject to the qualification that certain remedial provisions thereof are or may be unenforceable in whole or in part.

(y) Upon filing of financing statements or Mortgages, as applicable, with respect to the Collateral described in the Security Agreement and the equipment and fixtures described in the Mortgages (the “Personal Property Collateral”) and the due execution and delivery of the Intercreditor Agreement, the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Personal Property Collateral constituting First Priority Collateral and valid, perfected second-priority liens and security interests in the Personal Property Collateral constituting Second Priority Collateral, for the benefit of the Trustee and the holders of the Notes, enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens and other encumbrances expressly permitted to be incurred or exist on the Personal Property Collateral under the Indenture and the Collateral Documents (the “Permitted Liens”), except as such enforceability may be subject to bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally, and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that enforceability may be subject to the qualification that certain remedial provisions thereof are or may be unenforceable in whole or in part.

(z) The Company and its subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Exceptions and Permitted Liens.

(aa) Except as set forth in the Offering Memorandum, assuming that (i) the Company’s 6 1/2% Notes due 2008 (the “Old Notes”) that are validly tendered and not withdrawn pursuant to the Company’s tender offer and consent solicitation regarding the Old Notes, as described in the Offer to Purchase and Consent Solicitation Statement, dated April 28, 2006 (the “Tender Offer Statement”), are accepted for purchase by the Company and (ii) the Credit Agreement is executed and delivered by all parties thereto, and based upon the representations, warranties and agreements of the Initial Purchasers in Section 1 and Section 3 of this Agreement, the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Collateral Documents (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages or the Security Agreement) and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the grant and perfection of security interests in the Collateral pursuant to the Mortgages and the Security Agreement and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated hereby and thereby, will not (i) breach, or result in a default under, or impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries (other than any lien or encumbrance created or imposed pursuant to the Collateral Documents), any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor or (iii) violate any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, in regard to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(bb) Based upon the representations, warranties and agreements of the Initial Purchasers in Section 1 and Section 3 of this Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries is required for the issue and sale of the Notes, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Collateral Documents (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages or the Security Agreement) and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the grant and perfection of security interests in the Collateral pursuant to the Mortgages and the Security Agreement and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated hereby and thereby, except as may be required in connection with the registration of the Notes, the Guarantees and the Exchange Securities under the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required (i) under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and (ii) to perfect the Trustee’s security interests as under the Collateral Documents.

(cc) There are no contracts, agreements or understandings between the Company or any Guarantor, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any Guarantor to file a registration statement under. the Securities Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

(dd) Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes and the Guarantees contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company and the Guarantors have taken and will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(ee) Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any other change, or any development involving a prospective change, which loss, interference or change, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ff) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved and as in effect as of the dates indicated therein.

(gg) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Preliminary Offering Memorandum and the Offering Memorandum and who have delivered the initial letter referred to in Section 7(i) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(hh) The Company, the Guarantors and each of their respective subsidiaries has good and marketable title to all real property and valid title to all personal property described or referred to in the Mortgages and all other real and personal property described in the Pricing Disclosure Package as owned by them, in each case free and clear of all liens, encumbrances and defects, except for Permitted Exceptions in the case of the Mortgaged Properties, Permitted Liens and liens securing the Credit Agreement, dated as of December 7, 2001, among the financial institutions named therein, Bank of America, N.A., the Company and certain of its domestic Subsidiaries, as amended (the “Existing Credit Agreement”), or any of the Collateral Documents and except such as are described in the Pricing Disclosure Package and the Offering Memorandum and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of their respective subsidiaries; and all real property and other assets held under lease by the Company, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, the Guarantors or any of their respective subsidiaries. The Company does not own or control, directly or indirectly, any other real property, other than the real property listed on Schedule VII to this Agreement.

(ii) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance from insurers in such amounts and covering such risks as is customary for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company, the Guarantors and their respective subsidiaries are in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company, the Guarantors nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as would not reasonably be expected to result in a Material

Adverse Effect; there are no claims by the Company, the Guarantors or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to result in a Material Adverse Effect; and neither the Company, the Guarantors nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(jj) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(kk) The Company, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as now conducted, and have not received any notice of any claim of conflict with any such rights of others in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(11) Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to have a material adverse effect on the performance by the Company and the Guarantors of the performance of this Agreement, the Indenture, the Intercreditor Agreement, the Collateral Documents or the Notes or the consummation of any of the transactions contemplated hereby; and to the Company’s and each Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(mm) Neither the Company, the Guarantors nor any of their respective subsidiaries has knowledge that any other party to any contract, agreement or arrangement required to be filed as exhibits to a Company registration statement pursuant to Item 601(b)(10) of Regulation S-K has any intention not to render full performance as contemplated by the terms thereof.

(nn) The following statements, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects: (A) Under the caption “Offering Memorandum Summary - Unifi”, the statements contained in the second sentence of the fourth paragraph; (B) Under the caption “Offering Memorandum Summary - Industry Overview”, (i) the statements contained in the seventh paragraph (except for the last sentence thereof, as to which we express no opinion), and (ii) the following phrase in the first sentence of the eighth paragraph: “In the Americas region, regional free-trade agreements, such as NAFTA, CAFTA, ATPA and CBI,.....”; (C) Under the caption “Risk Factors - Risks Related to Our Business - Changes in the trade regulatory environment could weaken our competitive position dramatically and have a material adverse effect on our business, net sales and profitability”, the statements contained in the third sentence; (D) Under the caption “Business - Our Company”, the statements contained in the second sentence of the fourth paragraph; (E) Under the caption “Business - Industry Overview”, (i) the statements contained in the seventh paragraph (except for the last sentence thereof as to which we express no opinion), and (ii) the following phrase in the first sentence of the eighth paragraph: “In the Americas region, regional free-trade agreements, such as NAFTA, CAFTA, ATPA and CBI,.....”; and (F) Under the caption “Business - Trade Regulation”, the statements contained in (i) the second sentence of the first paragraph, (ii) the second, fourth, fifth, sixth and seventh paragraphs and (iii) the third paragraph (except for the last sentence thereof, as to which we express no opinion).

(oo) No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor or any of their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package.

(pp) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent that would reasonably be expected to have a Material Adverse Effect.

(qq) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its

Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case in clauses (i) through (iii) above, such event or condition, which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(rr) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company, each Guarantor and each of their respective subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries, nor does the Company or any Guarantor have any knowledge of any such tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Since the date as of which information is given in the Pricing Disclosure Package and except as may otherwise be described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any Guarantor has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(tt) The Company and each Guarantor and each of their subsidiaries (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(uu) Neither the Company, the Guarantors nor any of their respective subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) except with respect to the environmental matters disclosed in the Pricing Disclosure Package and the Offering Memorandum, is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Neither the Company, the Guarantors nor any of their respective subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww) Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company, the Guarantors and their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(xx) The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the caption “Description of Other Indebtedness”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects; and the statements in the Disclosure Pricing Package and the Offering Memorandum under the caption “Certain

U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States Federal law or regulation or legal conclusions, fairly summarize the matters described under that caption in all material respects.

(yy) The Company, the Guarantors and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(zz) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such-term is defined in Rule 13 a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established as of March 26, 2006.

(aaa) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bbb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(ccc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ddd) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would, in the aggregate, reasonably be expected to have a Material Adverse Affect.

(eee) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

Any certificate signed by any officer of the Company or any Guarantor and delivered to Lehman Brothers Inc. or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company contained herein, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(ii)	in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(A)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(C)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d) Such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) through 7(h) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consents to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of, and payment for, the Notes shall be made at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 2:00 P.M., New York City time, on the business day immediately preceding the Closing Date.

5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, within three business days of the date hereof, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will prepare an appropriate supplement or amendment thereto, and will furnish to the Initial Purchasers and dealers a reasonable number of copies thereof as promptly as practicable.

(e) The Company will not make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of Lehman Brothers Inc., which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through Lehman Brothers Inc. and, if requested by Lehman Brothers Inc., will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 180th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company or (3) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, except in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer.

(h) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(i) The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that can reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(j) The Company and the Guarantors will use their commercially reasonable efforts to permit the Notes to be designated as Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the “PORTAL MarketSM”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL MarketSM and to permit the Notes to be eligible for clearance and settlement through DTC.

(k) The Company and the Guarantors will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their affiliates and resold in a transaction registered under the Securities Act.

(l) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(m) The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(n) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940.

(o) Neither the Company nor any Guarantor will take any action or omit to take any action (such as issuing any press release relating to the Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(p) The Lehman Brothers Inc. shall receive within 60 days of the Closing Date, and the title company issuing the policy referred to in clause (s) below (the “Title Insurance Company”) shall receive within 60 days of the Closing Date, maps or plats of an as-built survey of the sites of the Mortgaged Properties which were delivered to Lehman Brothers Inc. by an independent professional licensed land surveyor reasonably satisfactory to Lehman Brothers Inc. and the Title Insurance Company.

(q) The Lehman Brothers Inc. shall receive within 30 days of receipt of the related survey referred to in clause (r) above in respect of each of the Mortgaged Properties a mortgagee’s title insurance policy (or policies) or marked up signed title commitment pursuant to a “New York” style real estate closing with the Title Insurance Company; each such policy or commitment shall (A) be in an amount equal to an amount mutually and reasonably agreeable by the Company and Lehman Brothers Inc.; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first-priority lien and security interest in each such Mortgaged Property constituting First Priority Collateral, free and clear of all defects and encumbrances, except for those defects and encumbrances expressly permitted as a Permitted Exception; (D) name the Trustee for the benefit of the holders of the Notes as the insured thereunder; (E) contain such endorsements and affirmative coverage as Lehman Brothers Inc. shall reasonably request; and (F) be issued by title companies reasonably satisfactory to Lehman Brothers Inc. (including any such title companies acting as co-insurers or reinsurers, at the option of Lehman Brothers Inc.); Lehman Brothers Inc. shall have received evidence satisfactory to them that all premiums in respect of such policy or commitment, all charges for mortgage recording tax and all related expenses, if any, have been paid. The Lehman Brothers Inc. shall also receive a copy (to the extent obtainable) of all recorded documents referred to, or listed as exceptions to title in, the title policies or policies referred to in this clause.

(r) Upon delivery of the survey and title insurance policy for each Mortgaged Property, the applicable Guarantors shall, if reasonably necessary, have executed an amendment to the applicable Mortgage that is reasonably requested by Lehman Brothers Inc. to more accurately reflect the real property that is intended to be covered thereby.

(s) The Company and each Guarantor (i) shall use their commercially reasonable efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Mortgages and the Security Agreement and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Mortgages and the Security Agreement.

(t) The Company and the Guarantors will use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Collateral Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable and documented fees of such counsel plus reasonable and documented disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and: Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states or other jurisdictions (including, without limitation, the reasonable and documented fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the reasonable and documented costs of perfecting the security interest in the Collateral as contemplated by the Mortgages and the Security Agreement; (vi) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vii) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (viii) the application for quotation of the Notes in the PORTAL MarketSM (including all disbursements and listing fees); (ix) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel); (x) the rating of the Notes and the Exchange Notes; (xi) the obligations of the Trustee and any collateral agent, any agent of the Trustee and any collateral agent and the counsel for the Trustee and any collateral agent in connection with the Indenture, the Intercreditor Agreement, the Collateral Documents, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (xii) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (xiii) all travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Intercreditor Agreement, the Collateral Documents, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-l hereto.

(d) Kelly Drye & Warren LLP shall have furnished to the Initial Purchasers its written opinion, as regulatory counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-2 hereto.

(e) Charles F. McCoy shall have furnished to the Initial Purchasers his written opinion, as General Counsel of the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-3 hereto.

(f) Moore & Van Allen shall have furnished to the Initial Purchasers its written opinion, as North Carolina counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-4 hereto.

(g) Thompson & McMullan shall have furnished to the Initial Purchasers its written opinion, as Virginia counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-5 hereto.

(h) The Initial Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information contained in the Pricing Disclosure Package and the Offering Memorandum and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package and the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to : the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k) Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which loss, interference or change, individually or in the aggregate, is, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(1) The Company shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company reasonably satisfactory to the Initial Purchasers as to such matters as Lehman Brothers Inc. may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied in all material respects with all their agreements contained herein and satisfied in all material respects all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

. (ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package or the Offering Memorandum.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(n) The Notes shall have been designated for trading on the PORTAL MarketSM.

(o) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received a copy thereof, duly executed by the Company and the Guarantors.

(p) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received a copy thereof, duly executed by the Company, the Guarantors and the Trustee.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of Lehman Brothers Inc., would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(r) Concurrently with or prior to the issue and sale of the Notes by the Company, the Company shall (i) have entered into that certain Amended and Restated Revolving Credit Agreement, to be dated as of the Closing Date (the “Credit Agreement”), in form and substance reasonably satisfactory to Lehman Brothers Inc.; Lehman Brothers Inc. shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Credit Agreement, including, but not limited to, a security agreement, in form and substance reasonably satisfactory to Lehman Brothers Inc. and (ii ) have accepted for purchase the Old Notes that are validly tendered and not withdrawn pursuant to the Company’s tender offer and consent solicitation regarding the Old Notes, as described in the Tender Offer Statement.

(s) Lehman Brothers Inc. shall have received the results of a recent lien search in each of the jurisdictions where assets of the Company and the Guarantors are located and any jurisdictions in which valid filings with respect to such assets of the Company and the Guarantor may be in effect, and such search shall reveal no liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for Permitted Exceptions, liens existing pursuant to the Existing Credit Agreement or Permitted Liens or liens that will be released concurrently with or prior to the issuance and sale of the Notes by the Company.

(t) The Initial Purchasers shall have received conformed counterparts of the Security Agreement and Pledge Agreement that shall have been executed and delivered by duly authorized officers of each party thereto.

(u) The Initial Purchasers shall have received conformed counterparts of the Intercreditor Agreement that shall have been executed and delivered by duly authorized officers of each party thereto.

(v) Except as otherwise contemplated by the Mortgages, the Security Agreement and this Agreement, each document (including any Uniform Commercial Code financing statement) required by the Mortgages and the Security Agreement, or under applicable law or reasonably requested by Lehman Brothers Inc., in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, in order to create in favor of the Trustee, for the benefit of the holders of the Notes, a perfected first-priority lien and security interest in the Personal Property Collateral constituting First Priority Collateral and a perfected second-priority lien and security interest in the Personal Property Collateral constituting Second Priority Collateral, subject to Permitted Liens, shall be in proper form for filing, registration or recordation.

(w) The Lehman Brothers Inc. shall have received a first-priority Mortgage (or deed of trust or deed to secure debt, as applicable) with respect to each of the Mortgaged Properties constituting First Priority Collateral executed and delivered by a duly authorized officer of the Company or Guarantor party thereto.

(x) Prior to the Closing Date, the Initial Purchasers shall have received satisfactory evidence that any and all collateral accounts have been established pursuant to the terms of the Indenture and the Security Agreement.

(y) On or prior to the Closing Date, the Initial Purchasers shall have received satisfactory evidence that the Company and the Guarantors maintain insurance with respect to the Collateral as specified by the Security Agreement.

(z) On the Closing Date, the Trustee, or the collateral agent, shall have received the stock certificates and blank, undated stock powers for each of the entities designated with an asterisk on Schedule VI hereto; provided that with respect to foreign subsidiaries, such stock certificates shall only represent 65% of the voting stock thereof.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Free Writing Offering Document,

Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above {provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).

The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8, if (i) the Company, the Guarantors and the Initial Purchasers shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Company and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors ; provided, however, that the indemnifying party shall only be liable for the reasonable and documented legal expenses of one firm of counsel (in addition to local counsel, as necessary) for all indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent (which consent shall not be unreasonably withheld or delayed). The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the fifth sentence of the sixth paragraph, the first sentence of the seventh paragraph and the tenth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by written notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(k), 7(m) or 7(q) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133) with a copy to Simpson Thacher & Bartlett LLP, Attention: Kenneth B. Wallach, Esq. (Fax: 212-455-2502), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

(b) if to the Company or any Guarantor, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Unifi, Inc., P.O. Box 19109, Greensboro, North Carolina 27419-9109, Attention: General Counsel, (Fax: (336) 856-4364), with a copy to Paul Weiss, Rifkind, Wharton & Garrison LLP, Attention: Lawrence G. Wee, Esq. (Fax: (212) 757-3990), 1285 Avenue of the Americas, New York, New York 10019;

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

17. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

UNIFI, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI MANUFACTURING VIRGINIA, LLC

By: Unifi, Inc., as member

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

By: Unifi Manufacturing, Inc., as member

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI MANUFACTURING, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

Signature Page to Purchase Agreement

UNIFI EXPORT SALES, LLC

By: Unifi, Inc., as member

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

By: Unifi Manufacturing, Inc., as member

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI SALES & DISTRIBUTION, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI INTERNATIONAL SERVICE, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

GLENTOUCH YARN COMPANY, LLC

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

Signature Page to Purchase Agreement

SPANCO INDUSTRIES, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

SPANCO INTERNATIONAL, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFIKINSTON, LLC

By: Unifi Manufacturing, Inc. as sole member

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI TEXTURED POLYESTER, LLC

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIFI TECHNICAL FABRICS, LLC

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

Signature Page to Purchase Agreement

CHARLOTTE TECHNOLOGY GROUP, INC.

By	/s/ Charles P. McCoy
Name:	Charles P. McCoy
Title:	Vice President

UTG SHARED SERVICES, INC.

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

UNIMATRIX AMERICAS, LLC

By	/s/ Charles F. McCoy
Name:	Charles F. McCoy
Title:	Vice President

Signature Page to Purchase Agreement

Accepted:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC

By LEHMAN BROTHERS INC., as Authorized Representative

By
Name:	[ELLIGIBLE]
Title:	Managing Director

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Lehman Brothers Inc.	$152,000,000
Bane of America Securities LLC	38,000,000

Total	$190,000,000

I-1

SCHEDULE II

Guarantors

Unifi Manufacturing Virginia, LLC

Unifi Manufacturing, Inc.

Unifi Export Sales, LLC

Unifi Sales & Distribution, Inc.

Unifi International Service, Inc.

Glentouch Yarn Company, LLC

Spanco Industries, Inc.

Spanco International, Inc.

Unifi Kinston, LLC

Unifi Textured Polyester, LLC

Unifi Technical Fabrics, LLC

Charlotte Technology Group, Inc.

UTG Shared Services, Inc.

Unimatrix Americas, LLC

II-1

SCHEDULE III

Unifi, Inc.

Pricing Supplement

III-1

SCHEDULE III

May 17,2006

Strictly Confidential

UnifL Inc.

Pricing Supplement

Pricing Supplement dated May 17,2006 to Preliminary Offering Memorandum dated May 9,2006 of Unifi, Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

Issuer	Unifi, Inc.

Security,,	Senior Secured Notes

Maturity	May 15,2014

Amount	$190,000,000

Coupon	11.500%

Price.	100.000%

Yield to Maturity	11.500% (637 bps vs. 4 V,% of 5/14)

Interest Payment Dates	May 15 and November 15, commencing on November 15, 2006

Redemption Provisions.	The notes -will be non-callable until May 15,2010. Beginning on May 15 of the years indicated below, redeemable from time to time, in whole or in part, at the prices set forth below:

2010 at 105.750% 2011 at 102.875% 2012 and thereafter at 100.000%

Equity Clawback	Prior to May 15,2009, up to 35% of the notes may be redeemed with the proceeds of certain equity offerings at a price equal to 111.50% of the principal amount of the notes redeemed.

Change of Control	101%

Trade Date	May 18,2006

Settlement Date	May 26,2006 (T+6)

Ratings	Caal/CCC+

Book-Running Manager	Lehman Brothers

Joint Lead Manager	Bane of America Securities LLC

CUSIPS	144A: 904677 AF8

REG.S:U9043NAA4

Certain Financial and Other Information

As a result of the aggregate principal amount of the notes offered being reduced from $225.0 million to $190.0 million, the estimated sources and uses of gross proceeds from this offering of notes are as follows (in millions):

Sources		Uses
Senior secured notes offered hereby	$190.0	Repurchase of 6 1/2% senior unsecured notes due 2008 in tender offer	$250.0
Cash and cash equivalents	55.0	Estimated fees and expenses	7.7
Borrowings under our amended revolving credit facility	12.7

Total Sources	$257.7	Total Uses	$257.7

Unifi’s as adjusted capitalization, as of March 26,2006, giving effect to the refinancing transactions (including $12.7 million of borrowings under our amended revolving credit facility), would be as follows (in millions):

Cash and cash equivalents	$33.4

Short-term and long-term debt
Revolving credit facility(l)	$12.7
2008notes(2) :	—
Senior secured notes offered hereby	190.0
Other debt(3)	18.5

Total debt	221.2
Shareholders’ equity(4)	386.4

Total capitalization	$607.6

(1)	The amended revolving credit facility is expected to consist of a revolving asset-based loan facility of $100.0 million. Upon consummation of this offering and the other refinancing transactions, $12.7 million is expected to be drawn, and $81.0 million will be available for borrowing under the borrowing base of this facility (net of approximately $5.5 million as of March 26,2006 to support outstanding letters of credit).
(2)	Assumes that all 2008 notes will be tendered in the tender offer at or prior to the consent time and that the payment date will be simultaneous with the closing of this offering. Further assumes that the total consideration paid in the tender offer will be 100% of the principal amount of the 2008 notes tendered. As of May 12,2006, the consent date for the tender offer, $248.1 million aggregate principal amount of 2008 notes had been tendered, representing 99.26% of the outstanding aggregate principal amount of 2008 notes.
(3)	Includes $11.2 million of indebtedness in Brazil that is collateralized by cash that is classified as other current and non-current assets on our balance sheet. See “Description of Other Indebtedness—Indebtedness of Unifi do Brasil” in the Preliminary Offering Memorandum. As adjusted other debt reflects the write-off of unamortized discount associated with the 2008 notes.
(4)	As adjusted shareholders’ equity reflects the write-off of unamortized debt financing costs and the expensing of certain fees associated with the refinancing transactions, net of taxes.

Unifi’s interest expense, net as adjusted to give effect to the refinancing transactions, for the twelve months ended March 26,2006 would have been $21.3 million.

As of March 26,2006, after giving effect to the refinancing transactions, Unifi and its guarantor subsidiaries would have had total indebtedness of $221.2 million, including $190.0 million outstanding under the notes and $12.7 million outstanding under the $100.0 million amended revolving credit facility, both of which would have been senior debt. As of March 26,2006, on the same basis, the notes would have been effectively subordinated to $20.4 million of indebtedness and other liabilities of Unifi’s non-guarantor subsidiaries.

Change to Description of the Notes

Item (17) of the definition of “Permitted Investments” on page 146 of the Preliminary Offering Memorandum is amended and restated in its entirety to read as follows:

“(17) Investments in Permitted Joint Ventures or Unrestricted Subsidiaries engaged in a Permitted Business made with the net proceeds from the sale or other disposition of Equity Interests in any Permitted Joint Venture in existence on the Issue Date, less the amount of any Investment made in such Permitted Joint Venture after the Issue Date, provided, however, that, in the case of sales of Equity Interests in a Permitted Joint Venture directly held on the Issue Date by Unifi or a Guarantor, (i) up to $15.0 million of the proceeds from such sales in the aggregate since the Issue Date may be used to make Investments pursuant to this clause (17) in any Permitted Joint Venture or Unrestricted Subsidiary engaged in a Permitted Business, and (ii) otherwise, the proceeds from such sales used to make Investments pursuant to this clause (17) shall be used to make Investments in a Permitted Joint Venture or Unrestricted Subsidiary engaged in a Permitted Business that is directly held by Unifi or a Guarantor (and such Equity Interests in such Permitted Joint Venture or Unrestricted Subsidiary shall be included in the First Priority Collateral in accordance with the terms, provisions and exclusions of the Collateral Documents);”

The securities referenced herein have not been registered with the U.S. Securities and Exchange Commission due to an exemption or exemptions from registration. A copy of the Preliminary Offering Memorandum and the Final Offering Memorandum (when complete) may be obtained by eligible investors from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: High Yield Syndicate.

DISTRIBUTION OF THE PRELIMINARY OFFERING MEMORANDUM TO ANY PERSONS OTHER THAN THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION AND ITS RESPECTIVE AGENTS, AND ANY PERSONS RETAINED TO ADVISE THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION IS ACCORDINGLY UNAUTHORIZED. ANY PHOTOCOPYING, DISCLOSURE OR ALTERATION OF THE CONTENTS OF THE PRELIMINARY OFFERING MEMORANDUM OR ANY PORTION THEREOF BY ELECTRONIC MAIL OR ANY OTHER MEANS TO ANY PERSON OTHER THAN THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION IS PROHIBITED. BY ACCEPTING DELIVERY OF THIS PRELIMINARY OFFERING MEMORANDUM, THE RECIPIENT AGREES TO THE FOREGOING.

SCHEDULE IV

1.	The Company’s “electronic road show” posted on NetRoadshow Inc.;

2.	Term sheet containing the terms of the securities, substantially in the form of Schedule III.

IV-1

SCHEDULE V

Mortgaged Properties

LEHMAN/UNIFI

LIST OF MORTGAGED PROPERTIES

ST. ADDRESS	CITY/COUNTY/ STATE

800 S. Ayersville Road	Mayodan, Rockingham, NC

800 S. Ayersville Road	Mayodan, Rockingham, NC

144 Turner Road	Mayodan, Rockingham, NC

805 Island Drive	Madison, Rockingham, NC

715 West Decatur Street	Madison, Rockingham, NC

4721 NC 770	Stoneville, Rockingham, NC

2900 Vance Street Extension 2920 Vance Street Extension	Reidsville, Rockingham, NC

Old Highway 421 East (also known as 601 East Main St.)	Yadkinville, Yadkin, NC

1641 Shacktown Road	Yadkinville, Yadkin, NC

7201 West Friendly Ave.	Greensboro, Guilford, NC

4965 Highway 11 North	Grifton, Lenoir, North Carolina

4610 Braxton Road (Kentec Facility)

8167 Morris Mill Road)	Staunton, City of Staunton, VA

V-1

SCHEDULE VI Subsidiaries and Equity Investments

Unifi Textured Yarns Europe, Ltd.

Unifi Dyed Yarns, Ltd.

Unifi International Service, Inc.*

Unifi International Services Europe

Unifi GmbH

U.N.F. Industries, Ltd. (50%)

Unifi Holding 1, BV*

Unifi Holding 2, BV

Unifi Asia, Ltd.

Unifi Asia Holding, SRL

Unifi do Brasil, Ltda*

Unifi Manufacturing, Inc.*

Unifi Sales & Distribution, Inc.*

Unifi Manufacturing Virginia, LLC*

Unifi Export Sales, LLC*

Unifi-SANS Technical Fiber, LLC (50%)

Unifi Technical Fabrics, LLC*

Charlotte Technology Group, Inc.*

UTG Shared Services, Inc.*

Unifi Textured Polyester, LLC*

Unifi Kinston, LLC*

Glentouch Yarn Company, LLC*

Unimatrix Americas, LLC*

Spanco Industries, Inc.*

Spanco International, Inc.*

Unifi Latin America, S.A.*

Unifi Asia Holdings, SRL

Parkdale America, LLC (34%)

Yihua Unifi Fibre Company Limited (50%)

VI-1

SCHEDULE VII

Owned and Leased Properties

•	Corporate Offices (owned)

7201 West Friendly Avenue

Greensboro, NC 27410

(P.O. Box 19109, Greensboro, NC 27419)

•	New York Sales office (leased) (Lease terminates June 30, 2006)

1441 Broadway

Suite 2304

New York, NY 10018

Former location:

104 W. 40th Street, 7th Floor

•	New York Apartment (owned)

112 West 56* St., Apt. 21S

New York, NY 10019

•	Tennessee Sales office (leased)

Suite 307, James Building

735 Broad Street

Chattanooga, TN 34702

•	California Warehouse (leased)

Schenkers Warehouse

990 East 233rd Street

Carson, CA 90745

•	Yadkinville–Tl, T2 & T4 (owned)

P.O. Box 698

Old Highway 421 East

Yadkinville, NC 27055

•	Yadkinville – T5 & F1 (owned)

P.O. Box 698

1641 Shacktown Road

Yadkinville, NC 27055

•	Topsider Warehouse (Recycling Center) (owned)

Lynch Property (guest house) (owned)

Yadkinville, NC 27055

•	Yadkinville-Mills Tract (owned)

East Main Street

Yadkinville, NC 27055

(11.165 Acres, vacant land) (Part of land bridge)

E-1

•	Yadkinville-Lynch Property (owned)

Lots 70 & 71 R.S. Shore Dev.

(Vacant residential lots, part of land bridge)

Yadkinville, NC 27055

•	Yadkinville-Doss Tract (vacant) (owned)

Woodridge Lane

Yadkinville, NC 27055

•	Reidsville-Texturing Serv., Inc. (owned)

2900 Vance Street Ext.***

Reisdsville, NC 27320

(Lease terminates 10/31/06)

•	Reidsville – Plants 2 & 4 (owned)

P.O. Box 1437-Zip 27323

2920 Vance Street Ext.

Reidsville, NC 27320

•	Mayodan – Plant 15 (leased)

P.O. Box 250

271 Cardwell Road

Mayodan, NC 27027

•	Mayodan – Plants 1 ** & 5** (owned)

P.O. Box 737

Madison, NC 27025

Street Address:

802 S. Ayersville Road

Mayodan, NC 27027

•	Madison – Plant 3 (owned)

P.O. Box 737

805 Island Drive

Madison, NC 27025

•	Madison – Plant 7** (owned)

P.O. Box 737

144 Turner Road

Madison, NC 27027

•	Decatur Street Warehouse (owned)

Island Drive Warehouse

Madison, NC 27025

•	Stoneville—Plant 8* (owned)

4721 Highway 770 East

P.O. Box 937

Stoneville, NC 27048

•	Mulligan Property (73.058 Acres, vacant) (owned)

Mayodan, NC 27027

•	Central Distribution Center (owned)

P.O. Box 135, 12.8 acres

Houston Loop Road

Fort Payne, AL 35968

•	Staunton—Plant 1 (owned)

P.O. Box 2525

Morris Mill Road

Staunton, VA 24401

•	Staunton—Plant 2 (leased)

Morris Mill Road

Staunton, VA 24401

•	Yadkinville—T3 * * (owned)

PO Box 698

Old Highway 421 East

Yadkinville, NC 27055

•	Kinston Spinning Plant (leased)

4965 North Highway 11

Grifton, NC 28530

•	Kentec Pack Cleaning Facility (owned)

4610 Braxton Road

Grifton, NC 28530

•	Kenta Warehouse (leased)

4681 North Highway 11

Grifton, NC 28530

•	Columbia Texturing Plant (leased)

Unit! Latin America

Km 3 Via Funza-Siberia

Parque Industrial Argelia

Bodega 1

Funza-Cundinamarca

Columbia

•	Columbia Covering Plant (owned)

Unifi Latin America

Transversal 5N6-67

Zona Ind Cazuca

Soacha

Cundina Marca

Columbia

•	Brazil Corporate Office (leased)

Engenheiro Luis Carlos Berrini, Avenue.

Number: 716-3 floor. Brooklin.

Zip-code: 04571-000

Sao Paulo-SP / Brazil.

•	Brazil Plant and Warehouse (owned)

Alberto Vieira Romao, Avenue.

Number: 1.717—Parque Industrial.

Zip-code: 37130-000

Alfenas- MG /Brazil.

*	This Plant is being leased to the Unifi-Sans Technical Fibers, LLC joint venture.
**	These Plants/Properties are vacant and listed for sale with Binswanger under an Exclusive Listing Agreement effective December 12, 2005.
***	This Plant is being leased to Texturing Services, Inc. until October 31, 2006.